                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-4 No. 333-35273) and related Prospectus of Jacor Communications Inc. and Jacor Communications Company and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated financial statements of Premiere Radio Networks, Inc. included in Jacor Communications, Inc.'s Current Report on Form 8-K(A) dated April 7, 1997.


                                          ERNST & YOUNG LLP


Los Angeles, California
November 21, 1997